As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-188565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OverNear, Inc.

 (Exact name of registrant as specified in its charter)

Nevada

  (State or other jurisdiction of incorporation or organization)

7812

(Primary Standard Industrial Classification Code Number)

27-3101494

(I.R.S. Employer Identification Number)

1460 4th St., Suite 304
Santa Monica, California 90401
(310) 744-6060

 (Address, including zip code, and telephone lumber, including area code, of registrant’s principal executive offices)

Fred E. Tannous, Chief Executive Officer
1460 4th St., Suite 304
Santa Monica, California 90401
 (310) 744-6060

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

OverNear, Inc. has prepared this Amendment No. 5 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-188565) solely for the purpose of filing a revised version of Exhibit 5.1 to the Registration Statement and updating the Exhibit Index accordingly. This Amendment No. 5 does not modify any provision of the prospectuses that form a part of the Registration Statement and accordingly such prospectuses have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,848
FINRA notice fee	200
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Miscellaneous	10,000
Total	$67,048

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Charter Provisions and Other Arrangements of the Registrant

Our articles of incorporation and bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the NRS.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officer and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2011, we issued to Bill Glaser 4,103,014 shares of our common stock in consideration for an aggregate $102,575 in deferred and accrued compensation owed to him for services rendered as of February 28, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Glaser was an accredited investor.

On March 1, 2011, we issued to Fred E. Tannous 3,313,973 shares of our common stock in consideration for an aggregate $82,850 in deferred and accrued compensation owed to him for services rendered as of February 28, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Tannous was an accredited investor.

On March 15, 2011, we issued to Fred E. Tannous 4,000,000 shares of our common stock as a signing bonus in consideration of Mr. Tannous agreeing to become our Chief Executive Officer. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Tannous was an accredited investor.

On March 31, 2011, we issued shares of our common stock to the law firm of Richardson & Patel LLP in the form of (1) an aggregate 1,405,332 shares in consideration for $53,403 in accrued accounts payable liability through March 31, 2011, and (2) an aggregate 1,226,247 shares in consideration for a $46,597 retainer fee for legal services to be rendered by Richardson & Patel LLP. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the firm was an accredited investor.

On May 18, 2011, we issued 115,000 shares of our common stock to Jay Thomas, a consultant to the Company, in consideration for a $4,497 retainer fee for consulting services to be rendered. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On June 30, 2011, we issued an aggregate 1,850,000 shares of our common stock to 8 investors in a private placement of our common stock and warrants. As part of the offering, we also issued warrants to purchase an aggregate 1,850,000 shares of our common stock. The aggregate consideration paid by these investors was $185,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

On July 15, 2011, we issued to Square One Solutions, Inc. a 5-year warrant to purchase up to 45,000 shares of our common stock at an exercise price of $0.01 per share as consideration for its services valued at $4,064 pursuant to a Master Service Agreement dated July 15, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On August 3, 2011, we issued to Square One Solutions, Inc. a 5-year warrant to purchase up to 231,000 shares of our common stock at an exercise price of $0.01 per share as consideration for its services valued at $20,859 pursuant to a Master Service Agreement dated July 15, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On September 30, 2011, we issued an aggregate 4,800,000 shares of our common stock to 14 investors in a private placement of our common stock and warrants. As part of this offering, we also issued warrants to purchase an aggregate 4,250,000 shares of our common stock. The aggregate consideration paid by these investors was $441,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

From October 11, 2011 to December 30, 2011, the Company sold an aggregate 3,450,000 units each consisting of one share of the Company’s common stock and a warrant for the purchase of one share of the Company’s common stock. At a price of $0.10 per unit, the Company raised gross proceeds of $345,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

During October 2011, the Company issued 1,097,500 shares of the Company’s common stock with a value of $57,250 for consulting services. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultants was an accredited investor.

During the year ended December 31, 2012, the Company issued (1) an aggregate 2,500,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.10 per unit, in consideration of $250,000, (2) an aggregate of 3,088,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.25 per unit, in consideration of $772,000, (3) warrants to purchase 5,588,000 shares of the Company’s common stock in connection with the private placement, the fair value of which was determined to be $160,898, (4) an aggregate 1,485,246 shares of the Company’s common stock with a value of $314,810 for consulting services, (5) 40,000 shares of the Company’s common stock with a value of $4,000 in payment of settlement of accounts payable, (6) 700,000 warrants with a value of $5,825 for consulting services for the year ended December 31, 2012, and (7) 125,000 warrants with a value of $2,272 for software development during the year ended December 31, 2012.

No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sale of securities described above. The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. Each of the above-referenced investors represented to us, as applicable, in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not for distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sales of the foregoing securities were made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Consulting Arrangement

On November 29, 2012 the Company’s Board of Directors approved and issued a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Consultant Options”) to a consultant and member of the Company’s Board of Advisors (the "Consultant") pursuant to the terms and conditions of a Consulting Agreement dated as of November 29, 2012 (the “Consulting Agreement”) whereby the Consultant agreed to advise the Company with respect to certain matters including but not limited to, attaining notoriety of the Company and its products, assisting with the design of products and other strategic guidance. Under the Consulting Agreement, 300,000 Consultant Options are immediately exercisable as of the effective date of the Consulting Agreement and 150,000 Consultant Options are exercisable every 3 months thereafter, expiring 5 years from the effective date of the Consulting Agreement, unless otherwise accelerated or terminated. In the event the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if the Company effects an initial public offering in which a minimum of $25,000,000 is raised from the sale of its equity securities; then the unvested portion of the Consultant Options shall be immediately accelerated and fully vested.

The Consultant Options have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. The Consultant Options were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Series A Preferred Stock Offering

As of December 31, 2012, the Company issued and sold an aggregate of 26.75 units (the "Units") to twenty (20) accredited investors for aggregate gross proceeds of $802,500, pursuant to the terms and conditions of those certain Subscription Agreements (the "Subscription Agreements"), in connection with closings of a private placement offering (the “Offering”) of Units, sold at a per Unit purchase price of $30,000, an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock. Each Unit consists of (i) 120,000 shares of the Company's Series A Preferred Stock, par value $.001 (the “Shares” or the “Series A Preferred Stock”), and (ii) a five-year redeemable warrant (collectively, the “Warrants”) to purchase 120,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), exercisable at an exercise price of $0.50 per share. The Company paid cash commissions equal to $19,500 and $5,850 in connection with a non-accountable expense allowance to the placement agent in connection with the sale of Units. The Company has issued an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock in connection with the Offering. In addition, the Company issued to the placement agent (1) five-year warrants to purchase 78,000 shares of Common Stock at an exercise price of $0.50 per share, on terms and conditions that are substantially similar to the terms and conditions of the Warrants issued to investors in the Offering (the "PA Common Stock Warrant") and (2) five-year warrants to purchase 78,000 shares of Series A Preferred Stock at an exercise price of $0.25 per share (the "PA Preferred Stock Warrant", together with the PA Common Stock Warrant, the "PA Warrants").

The securities underlying the Units, including the shares of Series A Preferred Stock, the Warrants, the PA Warrants and the Common Stock underlying the Warrants and the PA Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. Furthermore, the Offering did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

Company 2013 and 2014 Common Stock Offering

As of January 31, 2014, the Company had issued and sold an aggregate of 103.32 units (the "2013 Units") to forty (40) accredited investors for aggregate gross proceeds of $2,580,125, pursuant to the terms and conditions of those certain Subscription Agreements (the "2013 Subscription Agreements"), in connection with closings of a private placement offering (the “2013 Offering”) of 2013 Units, sold at a per Unit purchase price of $25,000, an aggregate of 10,320,000 shares of Common Stock (the “2013 Shares”) and warrants to purchase an aggregate of 10,320,000 shares of Common Stock. Each 2013 Unit consists of (i) 100,000 shares of the Company's Common Stock, and (ii) a five-year redeemable warrant (collectively, the “2013 Warrants”) to purchase 100,000 shares of the Company’s Common Stock, exercisable at an exercise price of $0.50 per share. The Company paid no cash commissions in connection with the sale of the 2013 Units.

On November 27, 2013, the Company issued and sold 10 units to one (1) accredited investor for gross proceeds of $250,000, pursuant to the terms and conditions of a certain Subscription Agreement, sold at a per Unit purchase price of $25,000.  Each Unit consists of (i) 100,000 shares of the Company's Common Stock, (ii) a five-year redeemable warrant to purchase 100,000 shares of the Company’s Common Stock, exercisable at an exercise price of $0.50 per share, and (iii) a five-year redeemable warrant to purchase 100,000 shares of the Company’s Common Stock, exercisable at an exercise price of $0.60 per share. The Company paid no cash commissions in connection with the sale of the 2013 Units.

The securities underlying the 2013 Units, including the shares of Common Stock and the 2013 Warrants, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. Furthermore, the 2013 Offering did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

In addition, the Company has issued warrants to purchase common stock to certain individuals providing it with consulting services as follows:

Consultant Name	Role/Services Provided	Grant Date	Exercise	Options
Square One Solutions	Software Developer	7/15/11	$0.01	45,000
Square One Solutions	Software Developer	8/3/11	$0.01	231,000
Bradley Will	Social/Blog Marketing	3/20/12	$0.25	25,000
Garo Hussenjian	Director of Mobile	10/15/12	$0.30	125,000
Lewis Howes	Chief Evangelist	11/1/12	$0.25	500,000
Portfolio Advisor Agent	Placement Agent	12/31/12	$0.25	78,000
Portfolio Advisor Agent	Placement Agent	12/31/12	$0.50	78,000
Garo Hussenjian	Director of Mobile	4/1/13	$0.25	125,000
Jean-Pierre Poveda	Director, Engineering	3/11/13	$0.25	350,000
Huy Nguyen	Sr. Systems Architect	4/1/13	$0.25	800,000
Nicholaas Van Wonterghem	Software Developer	7/1/13	$0.25	60,000
SR Consultants	Business Development	8/28/13	$0.25	300,000
Gregory Saunders	Quality Assurance Engineer	9/1/13	$0.25	25,000
Stern & Co.	Consulting Services	1/22/14	$0.25	500,000
Christopher Fuller	Consulting Services	2/1/2014	$0.25	125,000
Total				3,367,000

On July 1, 2013, the Company entered into a 12 month agreement with an individual to provide business, consulting and advisory services and market research as reasonably requested by the Company in the various strategic and operational issues regarding the Company. In connection with the agreement the Company granted 250,000 shares of its common stock. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

              In December 2013, the Company granted an aggregate of 169,456 shares of the Company’s restricted common stock to various employees as year-end bonuses. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

              In January 2014, the Company issued 300,000 shares of the Company’s restricted common stock to New Castle Consultants, LLC in consideration for consulting services rendered; 33,485 shares of the Company’s restricted common stock to Gary Vaynerchuk in consideration for consulting services rendered; 47,778 shares of restricted common stock to 418 Media, LLC in consideration for consulting services rendered; 25,000 shares of restricted common stock to Gerald Quindlen for advisory services rendered; and 23,889 shares of restricted common stock to JP Poveda for software development services rendered. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on February 12, 2014.

OVERNEAR, INC.

By:	/s/ Fred E. Tannous
Fred E. Tannous Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Fred E. Tannous		February 12, 2014
Fred E. Tannous	Co-Chairman of the Board, Chief Executive Officer (principal executive officer), and Chief Financial Officer (principal financial and accounting officer)

/s/ Bill Glaser		February 12, 2014
Bill Glaser	Co-Chairman of the Board and President

EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Contribution Agreement between uKarma and Awesome Living	10	2.1	09/15/2010

3.1	Articles of Incorporation	10-Q	3.1	08/04/2011

3.2	Bylaws of Awesome Living	10	3.2	09/15/2010

3.3	Articles of Merger between GCC Merger Sub Corporation and Innolog Group Corporation (August 18, 2010)(1)	S-1	3.3	08/27/2013

4.1	Form of Warrant	8-K	4.1	12/05/2012

4.2	Form of PA Common Stock Warrant	S-1	4.2	05/13/13

4.3	Form of PA Preferred Stock Warrant	8-K	4.1	12/05/2012

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of OverNear, Inc.	8-K	4.1	12/05/2012

4.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of OverNear, Inc.	8-K	3.1	11/04/2013

4.6	Form of 2013 Warrant	S-1	4.5	05/13/13

5.1	Opinion of The McGeary Law Firm, P.C.*

10.1	Form of Subscription Agreement dated December 31, 2012	8-K	10.1	12/05/2012

10.2	Employment Agreement between Bill Glaser and Awesome Living, dated August 3, 2010	10-12G	10.1	09/15/2010

10.3	Employment Agreement between Fred E. Tannous and Awesome Living, dated September 13, 2010	10-12G	10.2	09/15/2010

10.4	Consulting Agreement between Fred E. Tannous and Awesome Living, dated August 16, 2010	10-12G	10.3	09/15/2010

10.5	Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and CGG Merger Sub Corporation, dated August 11, 2010 (1)	10-12G/A	10.4	11/09/2010

10.6	Amendment to Employment Agreement with Fred E. Tannous, dated March 15, 2011	10-Q	10.5	08/04/2011

10.7	Amendment to Employment Agreement with Bill Glaser, dated March 15, 2011	10-Q	10.6	08/04/2011

10.8	Master Service Agreement between Square One Solutions, Inc. and OverNear, Inc., dated July 15, 2011	10-Q	10.7	08/04/2011

10.9	Advisory Board Agreement between OverNear, Inc. and Chad Hahn, dated July 15, 2011	10-Q	10.8	08/04/2011

10.10	Amendment #2 to Employment Agreement with Fred E. Tannous, dated August 8, 2011	10-K	10.9	12/15/2011

10.11	Amendment #2 to Employment Agreement with Bill Glaser, dated August 8, 2011	10-K	10.10	12/15/2011

10.12	OverNear, Inc. Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan	10-Q	10.1	07/31/2012

10.13	Office Service Agreement dated October 25, 2011 between the registrant and Regus Management Group LLC	10-K	10.12	12/15/2011

10.14	Office Service Agreement dated March 16, 2012 between the registrant and Regus Management Group LLC	10-K	10.13	12/15/2011

10.15	Lease Agreement dated April 16, 2013 between the Company and SM Promenade LLC	S-1	10.15	08/27/2013

10.16	Form of 2013 Subscription Agreement	10-Q	10.1	05/20/2013

10.17	Advisory Agreement dated April 11, 2013	10-Q	10.3	05/20/2013

10.18	Consulting Agreement dated April 15, 2013	10-Q	10.4	05/20/2013

10.19	Amendment #3 To Employment Agreement with Fred E. Tannous, dated August 19, 2011	S-1	10.20	08/27/2013

10.20	Amendment #3 To Employment Agreement with Bill Glaser, dated August 19, 2011	S-1	10.21	08/27/2013

23.1	Consent of Gumbiner Savett Inc.	S-1	23.1	02/07/2014

23.2	Consent of The McGeary Law Firm, P.C. (See Exhibit 5.1)*

99.1	Form of Subscription Agreement	S-1	99.1	02/07/2014

* Filed herewith.

(1) The Articles of Merger between GCC Merger Sub Corporation and Innolog Group Corporation as filed with the Secretary of State of Nevada on August 18, 2010, which is filed herewith as Exhibit 3.3 also forms Exhibit A to the Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and GCC Merger Sub Corporation, dated August 11, 2010, incorporated by reference herein as Exhibit 10.5; provided that such Articles of Merger have not been separately filed as an exhibit to such Amended and Restated Merger Agreement and have instead been filed separately herein as Exhibit 3.3.  Although the Amended and Restated Merger Agreement references a Schedule I, the Company is not aware of a Schedule I ever existing and as such the Schedule I filed as part of the Amended and Restated Merger Agreement is blank.